UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549
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FORM 8-K
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CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event Reported): February 24, 2017

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MAXWELL TECHNOLOGIES, INC.
(Exact Name of Registrant as Specified in its Charter)
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Delaware	1-15477	95-2390133
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

3888 Calle Fortunada
San Diego, California 92123
(Addresses of principal executive offices, including zip code)
(858) 503-3300
(Registrant’s telephone number, including area code)
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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03. Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.
(a) Amendment to Bylaws
On February 24, 2017, the Board of Directors of Maxwell Technologies, Inc. (the “Company”) adopted an amendment to the Company’s Amended and Restated Bylaws (the “Bylaws”), to clarify the timely notice dates for stockholders wishing to submit proposals for consideration at an annual meeting of stockholders without including the proposals in the Company’s proxy statement related to such annual meeting (the “Stockholder Proposals”). The amendment is effective as of February 24, 2017.
Specifically, Section 2.15 of the Bylaws has been amended to state that solely for purposes of the 2017 annual meeting of stockholders, to be timely, a stockholder’s notice must be delivered to or mailed and received at the principal executive offices of the Company not less than ninety (90) calendar days prior to the meeting date, or not more than ten (10) calendar days after the public announcement of the meeting date if the public announcement is made less than one-hundred (100) calendar days prior to the date of the meeting.
The foregoing brief description of the Company’s Bylaws is qualified in its entirety by the full text of the Bylaws filed as Exhibit 3.1 hereto and incorporated herein by reference.
Item 8.01. Other Events.
On February 27, 2017, the Company announced the date of its 2017 Annual Meeting of Stockholders was rescheduled from May 10, 2017, to July 13, 2017. Pursuant to the Company's Bylaws, the deadline for properly presented stockholder proposals, including director nominations, is April 14, 2017.
The Company issued a press release announcing the foregoing, a copy of which is attached to this report as Exhibit 99.1.
Item 9.01. Financial Statements and Exhibits.

(d)	Exhibits

Exhibit No.	Description

3.1	Amended and Restated Bylaws of Registrant
99.1	Press release issued by Maxwell Technologies, Inc. on February 27, 2017

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MAXWELL TECHNOLOGIES, INC.

By:	/s/ David Lyle
David Lyle
Senior Vice President, Chief Financial Officer, Treasurer and Secretary
Date: February 27, 2017

EXHIBIT INDEX

Exhibit No.	Description

3.1	Amended and Restated Bylaws of Registrant
99.1	Press release issued by Maxwell Technologies, Inc. on February 27, 2017